EXHIBIT 10.15

DOE F 4600.1#
(08/93)                      SECTION I - FACE PAGE
         FACE PAGE DOE FORM 4600.1 NOTICE OF FINANCIAL ASSISTANCE AWARD
         --------------------------------------------------------------
                           U.S. DEPARTMENT OF ENERGY
                      NOTICE OF FINANCIAL ASSISTANCE AWARE
Under the authority of Public Law 95-91 DOE Organization Act, and P.L. 95-224 Federal Grant and Cooperative Agreement Act as amended by P.L. 97-258 and subject to legislation, regulations and policies applicable to (cite legislative Program Title):_________________________________________________________________

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1.  PROJECT TITLE Evaluation of Sorbent Injection for Mercury Control
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2.  INSTRUMENT TYPE
        [ ] GRANT                               [X]  COOPERATIVE AGREEMENT
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3.  RECIPIENT (Name, address, zip code, area code, telephone no.)
        ADA Environmental Solutions
        8100 SouthPark Way, Unit B
        Littleton, CO 80120
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4.  INSTRUMENT NO.
        DE-FC26-03NT41986
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5.  AMENDMENT NO.
        A000
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6.  BUDGET PERIOD
        From:  9/30/03 To: 09/29/04
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7.  PROJECT PERIOD
        From 09/30/03  To:  09/29/05
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8.  RECIPIENT PROJECT DIRECTOR (Name and Telephone No.)
        Sharon M. Sjostrom, PE
        (303) 734-1727
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9.  RECIPIENT BUSINESS OFFICER (Name and Telephone No.)
        Richard J. Schlager
        (303) 734-1727
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10.  TYPE OF AWARD
        [X]  NEW                 [ ] CONTINUATION           [ ]  RENEWAL
        [ ]  REVISION            [ ] SUPPLEMENT
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11.  DOE PROJECT OFFICER (Name, Address, Zip Code, Phone No.)
        Scott Renninger
        National Energy Technology Laboratory
        P.O. Box 880
        Morgantown, WV 26507-0880
        (304) 285-4790
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12.  ADMINISTERED FOR DOE BY (Name, Address, Zip Code, Phone No.)
        Martin J. Byrnes
        National Energy Technology Laboratory
        P.O. Box 10940
        Pittsburgh, PA 15235-0940
        (412) 386-4486
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13.  RECIPIENT TYPE
        [ ] STATE GOV'T              [ ] INDIAN TRIBAL GOV'T     [ ] HOSPITAL
        [X] FOR PROFIT ORGANIZATION  [ ] INDIVIDUAL              [ ] LOCAL GOV'T
        [ ] INSTITUTION OF HIGHER    [ ] OTHER NONPROFIT         [ ] OTHER
            EDUCATION                    ORGANIZATION                (Specify)
                                [ ]  C         [ ]  P       [ ]  SP
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

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14.  ACCOUNTING AND APPROPRIATIONS DATA
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  a. Appropriation Symbol   b.  B&R No.    c.  FT/AFP/OC       d.  CFA Number
  -----------------------   -----------    -------------       --------------
    89x0213.91              AA2025200      JA/PE, 255           7284998
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15.  EMPLOYER I.D. NUMBER                                  84-134-1182
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16.  BUDGET AND FUNDING INFORMATION
          a.  CURRENT BUDGET PERIOD INFORMATION
        (1)  DOE Funds Obligated this Action                    $   900,000
        (2)  DOE Funds Authorized for Carry Over                $       -0-
        (3)  DOE Funds Previously Obligated in this
             Budget Period                                      $       -0-
        (4)  DOE Share of Total Approved Budget                 $ 2,765,469
        (5)  Recipient Share of Total Approved Budget           $ 1,362,777
        (6)  Total Approved Budget                              $ 4,128,246
          b   CUMULATIVE DOE OBLIGATIONS
        (1)  This Budget Period                                 $   900,000
                [Total Lines a.(1) and a.(3)]
        (2)  Prior Budget Periods                               $
        (3)  Project Period to Date                             $   900,000
                [Total Lines b.(1) and b(2)]
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17.  TOTAL ESTIMATED COST OF PROJECT:  $8,773,787 (DOE share is $6,000,000)
(This is the current estimated cost of the project. It is not a promise to award nor an authorization to expend funds in this amount)
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18.  AWARD AGREEMENT TERMS AND CONDITIONS:  This award/agreement consists of this form plus the following:
        a.   Special Terms and Conditions
        b.   Applicable program regulations (Specify)____________(Date)_________
        c.   DOE Assistance Regulations, 10 CFR Part-600, as amended
        d. Application/Proposal dated April 4, 2003, updated September 12, 2003. [ ] as submitted [X] with changes as negotiated.
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19.  REMARKS

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20.  EVIDENCE OF RECIPIENT ACCEPTANCE
        /s/  Richard J. Schlager                10/7/03
        -----------------------------------------------
        (Signature of Authorized Official)
     Name:  Richard J. Schlager
     Title:  Vice President
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21.  AWARDED BY
        /s/  Keith R. Miles                     9/30/03
        -----------------------------------------------
     Name:  Keith R. Miles
     Title:  Contracting Officer
================================================================================

                    SECTION II - SPECIAL TERMS AND CONDITIONS


2.1  CONSECUTIVE NUMBERING (JAN 1999)

     Due to automated procedures employed in formulating this document, clauses and provisions within it may not always be continuously numbered.

2.2  PREVAILING REGULATIONS (MAY 2002)

     As indicated on the face page, Block 18c, this award is subject to the DOE Assistance Regulations of Title 10, Code of Federal Regulations, Part 600. This set of regulations may be found in most major libraries or on the World Wide Web at:
     http://www.access.gpo.gov/nara/cfr/cfrhtml_OO/Title_10/1Ocfr600_O0.html

2.3  ORDER OF PRECEDENCE (AUG 2001)

     In the event of any inconsistency among the provisions of this agreement, the inconsistency shall be resolved by giving precedence as follows: (a) applicable public laws; (b)10 CFR Part 600; (c) the special terms and conditions; and (d) other documents, exhibits and attachments.

2.4  STATEMENT OF SUBSTANTIAL INVOLVEMENT (JUNE 2002)

     DOE anticipates having substantial involvement during the project period, through technical assistance and advice. Specifically, there will be a project assessment at the end of each budget period and DOE will review and approve or disapprove the Continuation Application to proceed with the next budget period (see article 2.6 below). DOE will consent to host site agreements.

     RECIPIENT'S RESPONSIBILITIES. The Recipient is responsible for:

     Performing the activities supported by this award, including providing the required personnel, facilities, equipment, supplies and services;

     Defining approaches and plans, submitting the plans to DOE for review, and incorporating DOE comments;

     Attending semiannual program review meetings and reporting project status;

     Submitting technical reports to the DOE Project Officer and incorporating DOE comments; and;

     Presenting the project results at appropriate technical conferences or meetings as directed by the DOE Project Officer

     DOE RESPONSIBILITIES. DOE is responsible for:

     Reviewing in a timely manner project plans, including technology transfer plans, and redirecting the work effort if the plans do not address critical programmatic issues;

     Conducting program review meetings to ensure adequate progress and that the work accomplishes the program and project objectives. Redirecting work or shifting work emphasis, if needed;

     Promoting and facilitating technology transfer activities, including disseminating program results through presentations and publications; and

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     Serving as scientific/technical liaison between Recipient and other program or industry staff.

2.5  COST SHARING (JUNE 2003)

     The total estimated cost for the work to be accomplished under this award is $8,773,787. The Recipient and the Government agree to share the allowable project costs an this project is anticipated to be completed in three (3) budget periods summarized as follows:

                   Budget Period 1   Budget Period 2   Budget Period 3   TOTAL
                   ---------------   ---------------   ---------------   -----
DOE Share             2,765,469         2,270,630          963,902     6,000,000

Recipient Share       1,362,777           919,413          491,597     2,773,787

Budget Period
  Duration in Months         13                13               13            39

     The Recipient's anticipated source of cost-sharing is identified in Attachment C, Budget Pages of this award. When these costs are expended, they will be Identified as the Recipient's contribution and provided as backup information to the SF272 or the SF270 depending upon the method of payment.

     The respective cost-share percentages shall be achieved by the completion or termination date of this award. In the event the award is completed or terminated and the Recipient has not shared 31.6% of the allowable, costs, the Recipient will refund to the DOE an amount such that the Recipient's share ratio is 31.6%.

2.6  FUNDING (SEPT 2000)

     This award is to be incrementally funded. The DOE has currently obligated $900,000 and anticipates, subject to the availability of additional funds, obligating the DOE balance of $1,865,469 for Budget Period 1. The Recipient shall not be obligated to continue performance of this project beyond the amount set forth in Block I 6(b)(3) of the DOE F 4600.1 an the DOE is under no commitment to provide additional funding to the Recipient beyond this amount.

2.7  CONTINUATION APPLICATION (AUG 2001)

     Funding for each budget period within the approved project period shall be contingent on DOE approval of a continuation application submitted no later than 60 days prior to the end of the current budget period. The continuation application shall be submitted on the SF 424. Technical and budgetary information supporting the continuation application shall, be provided in accordance with 10 CFR 800.26. Forms for submission of continuation applications can be found at http://www.netl.doe.gov/business/index.html.

2.8  METHOD OF PAYMENT - ADVANCE (APR 200l)

     Payment to the Recipient will be made in advance by using the Department of Treasury Automated Standard Application for Payments System (ASAP), in accordance with 10 CFR 600.122(b).

     The Recipient will request advances using the ASAP payment system and will request cash only as needed for immediate disbursements, will report cash disbursements in a timely manner, and will impose the same standards of timing and amount, including reporting requirements, on secondary recipients.

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     If DOE subsequently determines that the recipient's financial management system does not meet the required standards of 10 CFR 600.121, or the recipient has not maintained or demonstrated the willingness and ability to maintain written procedures that minimize the time elapsing between the transfer of funds and disbursement by the recipient, advance payments may be changed to payments by reimbursement.

     The Recipient is required to maintain advances of federal funds in interest bearing accounts. Any interest income earned by the Recipient on federal funds must be remitted at least quarterly to the cognizant DOE office. However, up to $250 of the interest earned per year may be retained by the Recipient to cover administrative expenses.

     Funds advanced to the Recipient must be kept to a minimum amount necessary to meet the Recipient's cash flow needs. Cash needs shall be determined by the Recipient's cash outlay requirements and shall not be based on costs incurred. If funds are erroneously drawn in excess of the Recipient's immediate disbursement needs, the excess funds should be promptly refunded and reissued when needed. The only exception to this is when excess funds will be disbursed by the Recipient within seven calendar days or when the excess funds are less than $10,000 and will be disbursed within thirty (30) calendar days.

2.9  ACKNOWLEDGMENT OF FEDERAL FUNDING (NOV 1998)

     When issuing statements, press releases, requests for proposals, bid solicitations, and other documents describing this project, the Recipient shall clearly state (1) the percentage of the total cost of the project which will be financed with Federal money, and (2) the dollar amount of Federal funds for the project.

2.10 REAL PROPERTY- NONE (JAN 1999)

     No real property may be acquired under this award.

2.11 RECIPiENT ACQUIRED PROPERTY (JAN 1999)

     Recipient acquired property is listed in Attachment D.

2.12 FEDERALLY OWNED PROPERTY GOVERNMENT-FURNISHED) - NONE (JAN 1999)

     No Government-furnished property is provided under this award.

2.13 KEY PERSONNEL (APR 2002)

     Recipient personnel considered to be essential and key to the work being performed hereunder are specified in Block 8 on the Face Page of this award.

     The personnel specified in this clause are considered to be essential to the project. Before removing or replacing any key personnel, the Recipient shall notify the Contracting Office reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the project. No key personnel may be substituted without the Contracting Officer's approval. Such approval shall be obtained in advance of the substitution, except that the Contracting Officer may ratify a substitution which, because of exigent circumstances, was made before the Recipient could request and/or obtain the Contracting Officer's approval.

2.14 PAPERWORK REDUCTION - COOPERATIVE AGREEMENTS (SEPT 2002)

     The award is subject to the requirements of the Paperwork Reduction Act of 1980 as implemented by the Office of Management and Budget rules, "Controlling Paperwork Burdens on the Public," published at 5 CFR 1320.

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     The Recipient shall submit any proposed sponsored Information collection to the person identified on the DOE F 4600.1 (Award Face Page, Block 12). The proposal shall be submitted at least 120 days prior to the intended date of information collection. DOE will seek the requisite approval from the Office of Management and Budget (0MB) and will promptly notify the Recipient of the disposition of the request.

2.15 PUBLIC ACCESS TO INFORMATION (APR 2000)

     The Freedom of Information Act, as amended, and the DOE implementing regulation (10 CFR 1004) require DOE to release certain documents and records regarding awards to any person who provides a written request. The intended use of the information will not be a criterion for release.

2.16 COMPLIANCE WITH BUY AMERICAN ACT (JULY 2003)

     In accepting this award, the Recipient agrees to comply with sections 2 through 4 the Act of March 3, 1933 (41 U.S.C. 10a-lOc, popularly known as the "Buy American Act"). The Recipient should review the provisions of the Act to ensure that expenditures made under this award are in accordance with it.

2.17 NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS --SENSE OF CONGRESS (JULY 2OO3)

     It is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made.

2.18 LOBBYING RESTRICTION (INTERIOR ACT, 2003) (JULY 2003)

     The awardee agrees that none of the funds obligated on this award shall be made available for any activity or the publication or distribution of literature that in any way tends to promote public Support or opposition to any legislative proposal on which Congressional action is not complete. This restriction is in addition to those prescribed elsewhere in statute and regulation.

     A copy of the DOE "Lobbying Brochure" which provides a summary of the statutory and regulatory restrictions regarding lobbying activities for Federal contractors can be found at

http://professionals.pr.doe.gov/ma5/MA-5Web.nsf/Procurement/Lobbying+Brochure?
OpenDocument

2.19 NOTICE REGARDING UNALLOWABLE COSTS AND LOBBYING ACTIVITIES (NOV 1998)

     Recipients of financial assistance are cautioned to carefully review the allowable cost and other provisions applicable to expenditures under their particular award instruments. If financial assistance funds are spent for purposes or in amounts inconsistent with the allowance cost or any other provisions governing expenditures in an award instrument, the government may pursue a number of remedies against the Recipient, including in appropriate circumstances, recovery of such funds, termination of the award, suspension or debarment of the Recipient from future awards, and criminal prosecution for false statements.

     Particular care should be taken by the Recipient to comply with the provisions prohibiting the expenditure of funds for lobbying and related activities. Financial assistance award may be used to describe and promote the understanding of scientific and technical aspects of specific energy technologies, but not to encourage or support political activities such as the collection and dissemination of information related to potential, planned or pending legislation.

2.20 REPORTING (NOV 1998)

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     Failure to comply with the reporting requirements contained in this award will be considered a material noncompliance with the terms of the award. Noncompliance may result in a withholding of future payments, suspension or termination of the current award, and withholding of future awards. A willful failure to perform, a history of failure to perform, or of unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards by Federal agencies.

2.21 SAFETY & HEALTH AND ENVIRONMENTAL PROTECTION (JAN 1999)

     The Recipient shall implement the DOE work in accordance with all applicable Federal, State, and local laws, including codes, ordinances, and regulations, covering safety, health, and environmental protection.

     The Recipient agrees to include this clause in first-tier subcontracts and agrees to enforce the terms of this clause.

2.22 HAZARDOUS WASTES MANIFESTS AND LABELS (MAR 2003)

     The Recipient shall not identify, on wastes manifests or container labels or otherwise, the DOE or the NETL as the owner or generator of hazardous wastes without written permission signed by either the NETL Director or both the NETL Contracting Officer and the NETL ES&H division Director, unless expressly and specifically permitted by the award.

2.23 PERMITS AND LICENSES (AUG 1999)

     Within sixty (60) days of award, the Recipient shall submit to the DOE Contracting 0fficer Representative (COR) a list of ES&H approvals that, in the Recipient's opinion, shall be required to complete the work under this award. The list shall include the topic of the approval being sought, the approving authority, and the expected submittal/approval schedule. The COR shall be notified as specific items are added or removed from the list and processed through heir approval cycles.

     The Recipient agrees to include this clause in first-tier subcontracts and agrees to enforce the terms of this clause.

2.24 RECIPIENT PRESS RELEASES (APR 1998)

     The DOE policy and procedure on planned press releases requires that all Recipient press releases be reviewed and approved by DOE prior to issuance. Therefore, the Recipient shall, least ten (10) days prior to the planned issue date, submit a draft copy to the Contracting Officer of any planned press releases related to work performed under this award. The Contracting Officer 11 then obtain necessary reviews and clearances and provide the Recipient with the results of such reviews prior to the planned issue date.

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                  SECTION III: INTELLECTUAL PROPERTY PROVISIONS

3.1  INTELLECTUAL PROPERTY PROVISIONS (JAN 1999)

     The patent and technical data clauses included in this section apply to this award. A used in these applicable clauses, the term "Patent Counsel" refers to the following point of contact:

                        Intellectual Property Law Division
                        U.S. Department of Energy
                        Chicago Operations Office
                        9800 South Cass Avenue
                        Argonne, IL 60439

     In any of the FAR and DEAR clauses contained in this section, use of the term "Contract" means "Award" and Contractor" means "Recipient."

     The Recipient shall include Intellectual property clauses in any contract awarded in accordance with requirements of the clauses in this section and of 10 CFR Part 600.27.

3.2  PUBLICATION OF RESULTS1ACKNOWLEDGMENT STATEMENT (JAN 1999)

     Publication of the results of the award is encouraged subject to any applicable restrictions in 10 CFR 600.27 (Patent and Data Provisions). Publications, as well as reports prepared under this award shall contain the following acknowledgment statement:

     "This (describe material) was prepared with the support of the U.S. Department of Energy, under Award No. DE-FC26-03NT41986. However, any opinions, findings, conclusions, or recommendations expressed herein are those of the author(s) and do not necessarily reflect the views of the DOE".

3.3  CONFIDENTIAL BUSINESS INFORMATION (AUG 2003)

     Information represented to the Department as being confidential business information, and which does not include "Technical Data" as that term is defined in FAR 52.227-14, Rights in (data - general, shall be submitted as an attachment to the required reports and will be withheld from disclosure outside the U.S. Government to the extent permitted bylaw. Such attachment and each page therein shall be stamped with the following legend and no other:

                        CONFIDENTIAL BUSINESS INFORMATION

          The Recipient considers the material furnished herein to contain confidential business information which is to be withheld from disclosure outside the U.S. Government to the extent permitted by law.


3.4  52.221-1 AUTHORIZATION AND CONSENT. (JUL 1995) - ALTERNATE 1 (APR 1984)

(a) The Government authorizes and consents to all use and manufacture of any invention described in and covered by a United States patent in the performance of this contract or any subcontract at any tier.

(b) The Contractor agrees to include, and require inclusion of, this clause, suitably modified to identify the parties, in all subcontracts at any tier for supplies or services (including construction, architect-engineer services, and materials, supplies, models, samples, and design or testing services expected to exceed the simplified acquisition threshold); however,

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     omission of this clause from any subcontract, including those at or below the simplified acquisition threshold, does not affect this authorization and consent,

3.5 52.227-2 NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT. (AUG 1996)

(a) The Contractor shall report to the Contracting Officer, promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of this contract of which the Contractor has knowledge.

(b) In the event of any claim or suit against the Government on account of any alleged patent or copyright infringement arising out of the performance of this contract or out of the use of any supplies furnished or work or services performed under this contract, the Contractor shall furnish to the Government, when requested by the Contracting Officer, all evidence and information in possession of the Contractor pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where the Contractor has agreed to indemnify the Government.

(c) The Contractor agrees to include, and require inclusion of, this clause in all subcontracts at any tier for supplies or services (including construction and architect-engineer subcontracts and those for material, supplies, models, samples, or design or testing services) expected to exceed the simplified acquisition threshold at FAR 2.101.

3.6 DEAR 952.227-11 PATENT RIGHTS-RETENTION BY THE CONTRACTOR (SHORT FORM). (FEB 1995)

(a)  Definitions.

     (1) "Invention" means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

     (2) "Made" when used in relation to any invention means the conception of first actua1 reduction to practice of such invention.

     (3) "Nonprofit organization" means a university or other institution of higher education or an organization of the type described in section 501 (cX3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

     (4) "Practical application" means to manufacture, in the case of a composition or product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the in invention is being utilized and that is benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

     (5) "Small business firm" means a small business concern as defined at section: 2 of Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator o the Small Business Administration. For the purpose of this clause, the size standards or small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

     (6) "Subject invention" means any invention of the contractor conceived or first actually reduced to practice in the performance of work under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d)) must also occur during the period of contract performance.

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     (7)  "Agency licensing regulations" and "agency regulations concerning the licensing of Government-owned inventions" mean the Department of Energy patent licensing regulations at 10 CFR Part 781.

(b) Allocation of principal rights. The Contractor may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. 203. With respect to any subject invention in which the Contractor retains title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure, election of title, and filing of patent application by Contractor.

     (1) The Contractor will disclose each subject invention to the Department of Energy (DOE) within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure to DOE shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a ear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristic of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the DOE, the Contractor will promptly notify that agency of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

     (2) The Contractor will elect in writing whether or not to retain title to any such invention by notifying DOE within 2 years of disclosure to DOE. However, in any case ere publication, on sale or public use has initiated the 1-year statutory period wherein valid patent protection can still be obtained in the United States, the period for election of title may be shortened by DOE to a date that is no more than 60 days prior to the end of the statutory period.

     (3) The Contractor will file its initial patent application on a subject invention to which it elects to retain title within 1 year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor will file patent applications in additional countries or International patent offices within either 10 months I the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

     (4) Requests for extension of the time for disclosure, election, and filing under subparagraphs (c)(l), (2), and (3) of this clause may, at the discretion of the agency, be granted.

(d) Conditions when the Government may obtain title. The Contractor will convey to the Federal agency, upon written request, title to any subject invention-

     (1) The Contractor fails to disclose or elect title to the subject invention within the times specified in paragraph (c) of this clause, or elects not to retain title; provided, that DOE may only request title within 60 days after learning of the failure of the Contractor to disclose or elect within the specified times.

     (2) In those countries in Which the Contractor fails to file patent applications within the times of this clause; provided, however, that

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          if specified in paragraph (c) the Contractor has filed a patent application in a country after the times specified in paragraph (c) I this clause, but prior to its receipt of the written request of the Federal agency, the Contractor shall continue to retain title in that country.

     (3) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(e) Minimum rights to Contractor and protection of the Contractor right to file.

     (1) The Contractor will retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Contractor fails to disclose the invention within the times specified in paragraph (c) of this clause. The Contractor's license extends to its domestic subsidiary and affiliates, if any, within the corporate structure of which the Contractor is a party and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of the Federal agency, except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

     (2) The Contractor's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR Part 404 and agency licensing regulations. This license will not be revoked in that field of use or the geographical areas in which the Contractor has achieve practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified to the discretion of DOE to the extent the Contractor, its licensees, or the domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

     (3) Before revocation or modification of the license, DOE will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable regulations in 37 CFR Part 404 and agency regulations concerning the licensing of Government owned inventions, any decision concerning the revocation or modification of the license.

(f)  Contractor action to protect the Government's interest.

     (1) The Contractor agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to

          (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the Contractor elects to retain title, and

          (ii) convey title to DOE when requested under paragraph (d) of this clause and to enable the government to obtain patent protection throughout the world in that subject invention.

     (2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph

          (c) of this clause, and execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph (c)(1) of this clause, he Contractor shall instruct such employees, through employee agreements or other suitable educational programs, on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bar.

     (3) The Contractor will notify DOE of any decision not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of he response period required by the relevant patent office.

     (4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement, "This invention was made with Government support under (identify the contract) awarded by the United States Department of Energy. The Government has certain rights in the invention."

(g)  Subcontracts.

     (1) The Contractor will include this clause, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or domestic nonprofit organization. The subcontractor will retain all rights provided for the Contractor in this clause, and the Cant actor will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

     (2) The contractor shall include in all other subcontracts, regardless of tier, to experimental, developmental, demonstration, or research work the patent rights clause at 952.227-13.

     (3) In the case of subcontracts, at any tier, DOE, subcontractor, and the Contractor agree that the mutual obligations of the parties created by this clause constitute contract between the subcontractor and DOE with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer and jurisdiction under the Contract Disputes Act in connection with proceedings under paragraph (j) of this clause.

(h) Reporting on utilization of subject inventions. The Contractor agrees to submit, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received, by the Contractor, and Such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceeding undertaken by that agency in accordance with paragraph (j) of this clause. As required by 35 U.S. 202(c)(5), DOE agrees it will not disclose such information to persons outside the Government without permission of the Contractor.

(i) Preference for United States industry. Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any Subject invention in the United States unless such person agrees that any product embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights. The Contractor agrees that, with respect to any subject invention in which it has acquired title, DOE has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency to require the Contractor, an assignee or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and, if the Contractor, assignee, or exclusive licensee refuses such a request. DOE has the right to grant such a license itself if DOE determines that -

     (1) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

     (2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

     (3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Co tractor, assignee, or licensees; or

     (4)  Such action is necessary because the agreement required by paragraph
          (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement

(k) Special provisions for contracts with nonprofit organizations. If the Contractor is a nonprofit organization, it agrees that -

     (1) Rights to a subject invention in the United States may not be assigned without the approval of the Federal agency, except where such assignment is made to an organization which has as one of its primary functions the management a inventions; provided, that such assignee will be subject to the same provisions as the Contractor;

     (2) The Contractor will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when DOE deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

     (3) The balance of any royalties or income earned by the Contractor with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions will be utilized for the support of scientific research or education; and

     (4) It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms, and that it will give a preference to a small business firm when licensing a subject invention if the Contractor determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided, that the Contractor is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the contractor. However, the Contractor agrees that the Secretary of Commerce may review the Contractor's licensing program and decisions regarding small business applicants, and the Contractor will negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce when that Secretary's review discloses that the Contractor could take reasonable steps to more effectively implement the requirements of this subparagraph (k)(4).

(l)  Communications.

     (1) The contractor shall direct any notification, disclosure, or request to DOE provided for in this clause to the DOE patent counsel assisting the DOE contracting activity, with a copy of the communication to the Contracting Officer.

     (2) Each exercise of discretion or decision provided for in this clause, except subparagraph (k)(4), is reserved for the DOE Patent Counsel and is not a claim or dispute and is not subject to the Contract Disputes Act of 1978.

     (3) Upon request of the DOE Patent Counsel or the contracting officer, the contractor shall provide any or all of the following:

          (i) a copy of the patent application, filing date, serial number and title, patent number, and issue date for any subject invention in any country in which the contractor has applied for a patent;

          (ii) a report, not more often than annually, summarizing all subject inventions which were disclosed to DOE individually during the reporting period specified; or

          (iii) a report, prior to closeout of the contract, listing all subject inventions or stating that there were none.

3.7  FAR 52.227-14 RIGHTS IN DATA - GENERAL. (JUN 1987) WITH ALT. V (JUN 1987)

     This clause is amended by DEAR 927.409 (JAN 1999) and 10 CFR 600.27

(a)  Definitions.

     (1) "Computer databases," as used in this clause, means a collection of data in a form capable of, and for the purpose of, being stored in, processed, and operated on by computer. The term does not include computer software.

     (2) "Computer software," as used in this clause, means (I) computer programs which are data comprising a series of instructions, rules, routines, or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations and (ii) data comprising source code listings, design details, algorithms, processes, flow charts, formulae, and related material that would enable the computer program to be produced, created, or compiled. The term does not include computer data bases.

     (3) "Data," as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. For the purposes of this clause, the term does not include data incidental to the administration of this award, such as financial, administrative, cost and pricing, or management information.

     (4) "Form, fit, and function data," as used in this clause, means data relating o items, components, or processes that are sufficient to enable physical and functional interchangeability, as well as data identifying source, size, configuration, mating, and attachment characteristics, functional characteristics, and performance requirements; except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm, process, formulae, and flow charts of the software.

     (5) "Limited rights data," as used in thIs clause, means data, other than computer software, developed at private expense that embody trade secrets or are commercia1 or financial and confidential or privileged. The Government's rights to use, duplicate, or disclose limited rights data are as set forth in the Limited Rights Notice of subparagraph
          (g)(2) of this section if included in this clause.

     (6) "Restricted computer software," as used in this clause, means computer so ware developed at private expense and that is a trade secret; is commercial or financial and is confidential or privileged; or is published copyrighted computer software, including minor modifications of any such computer software. The Government's rights to use, duplicate, or disclose restricted computer software are as set forth in the Restricted Rights Notice of subparagraph (g)(3) of this section If included in this clause.

     (7) "Technical data," as used in this clause, means recorded data, regardless of form or characteristic, that are of a scientific or technical nature. Technical data does not include computer software, but does include manuals and instructional materials and technical data formatted as a computer data base.

     (8) "Unlimited rights," as used in this clause, means the rights of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the Public, including by electronic means, and perform publicly and display publicly, in any manner, including by electronic means, and for any purpose whatsoever, and to have or permit others to do so.

(b)  Allocation of rights.

     (1) Except as provided in paragraph (c) of this clause regarding copyright, the Government shall have unlimited rights in -

          (i)  Data first produced in the performance of this award;

          (ii) Form, fit, and function data delivered under this award;

          (iii) Data delivered under this award (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this award; and

          (iv) All other data delivered under this award unless provided otherwise for limited rights data or restricted computer software in accordance with paragraph (g) of this clause.

     (2)  The Recipient shall have the right to -

          (i) Use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Recipient in the performance of this award, unless provided otherwise in paragraph
               (d) of this clause;

          (ii) Protect from unauthorized disclosure and use those data which are limited rights data or restricted computer software to the extent provided in pan graph (g) of this clause;

          (iii) Substantiate use of, add or correct limited rights, restricted rights, or copyright notices and to take other appropriate action, in accordance with paragraphs (a) and (1) of this clause; and

          (iv) Establish claim to copyright subsisting in data first produced in the performance of this award to the extent provided in subparagraph (c)(1) of this clause.

(c)  Copyright -

     (1) Data first produced in the performance of this award. Unless provided otherwise in paragraph (d) of this clause, the Recipient may establish, without prior approval of the Contracting Officer, claim to copyright subsisting in scientific and technical articles based on or containing data first produced in the performance of this award and published in academic, technical or professional Journals, symposia proceedings or similar works. The prior, express written permission of the Contracting Officer is required to establish claim to copyright subsisting in all other data first produced in the performance of this award. When claim to copyright is made, the Recipient shall affix the applicable copyright notices of 17 U.S.C. 401 or 402 and acknowledgment of Government sponsorship, (including award number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. For data other than computer software the Recipient grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government. For computer software, the Recipient grants to the Government and others acting in its behalf, a paid-up nonexclusive, irrevocable worldwide license in such copyrighted computer software to reproduce, prepare derivative works, and perform publicly and display publicly by or on behalf of the Government.

     (2) Data not first produced in the performance of this award, The Recipient shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this award any data not first produced in the performance of this award and which contains the copyright notice of 17 U.S.C. 401 or 402, unless the Recipient identifies such data and grants to the Government, or acquires on its behalf, a license of the a me scope as set forth in subparagraph (c)(1) of this clause; provided, however, that if such data are computer software the Government shall acquire a copyright license as set forth in subparagraph (g)(3) of this clause if included in this award or as otherwise may be provided in a collateral agreement incorporated in or made part of this award.

     (3) Removal of copyright notices. The Government agrees not to remove any copyright notices placed on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

(d)  Release, publication and use of data.

     (1) The Recipient shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Recipient in the performance of this award, except to the extent such data may be subject to the Federal (port control or national security laws or regulations, or unless otherwise provided in this paragraph of this clause or expressly set forth in this award.

     (2) The Recipient agrees that to the extent it receives or is given access to data necessary for the performance of this award which contain restrictive markings, the Recipient shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the Contracting Officer.

     (3) The Recipient agrees not to assert copyright in computer software first produced in the performance of this award without prior written permission of the DOE Patent Counsel assisting the contracting activity. When such permission is granted, the patent Counsel shall specify appropriate terms, conditions, and submission requirements to assure utilization, dissemination, and commercialization of the data. The Recipient, when requested, shall promptly deliver to Patent Counsel a duly executed and a proved instrument fully confirmatory of all rights to which the Government is entitled.

(e)  Unauthorized marking of data.

     (1) Notwithstanding any other provisions of this award concerning inspection or acceptance, if any data delivered under this award are marked with the notices sped led in subparagraph (g)(2) or (g)(3) of this clause and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings no authorized by this award the Contracting Officer may at any time either return the data to the Recipient or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

          (i) The Contracting Officer shall make written inquiry to the Recipient affording the Recipient 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

          (ii) If the Recipient fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will no longer be made subject to any disclosure prohibitions.

          (iii) If the Recipient provides written justification to substantiate the propriety of the markings within the period set in subdivision (e)(1)(i) of this clause, the Contracting Officer shall consider such written justification and determine whether or not the markings are to be canceled or ignored. if the Contracting Office determines that the markings are authorized, the Recipient shall be so notified in writing. if the Contracting Officer determines, with concurrence of the head of the contracting activity, that the markings are not authorized, the Contracting Officer shall furnish the Recipient a written determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Recipient files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer's decision, The Government shall continue to, abide by the markings under this subdivision (e)(1 )(iii) until final resolution of the matter either by the Contracting Officer's determination becoming final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed,

     (2) The time limits in the procedures set forth in subparagraph (e)(1)of this clause may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

     (3) This paragraph (e) does not apply if this award is for a major system or for support of a major system by a civilian agency other than NASA and the U.S. Coast Guard agency subject to the provisions of Title III of the Federal Property and Administrative Services Act of 1949.

     (4) Except to the extent the Government's action occurs as the result of final disposition of the matter by a court of competent jurisdiction, the Recipient is not precluded by this paragraph (e) from bringing a claim under the Contract Disputes Act, including pursuant to the Disputes clause of this award, as applicable, that may arise as the result of the Government removing or ignoring authorized markings on data delivered under this award.

(f)  Omitted or incorrect markings.

     (1) Data delivered to the Government without either the limited rights or restrict rights notice as authorized by paragraph (g) of this clause, or the copyright notice required by paragraph (c) of this clause, shall be deemed to have been furnished With unlimited rights, and the Government assumes no liability for the disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government. the Recipient may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery of such data, permission to have notices placed on qualifying data at the Recipient's expense, and the Controlling Officer may agree to do so if the Recipient -

          (i)  Identifies the data to which the omitted notice is to be applied;
          (ii) Demonstrates that the omission of the notice was inadvertent;
          (iii) Establishes that the use of the proposed notice is authorized;
               and
          (iv) Acknowledges that the Government has no liability with respect o the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

     (2) The Contracting Officer may also (i) permit correction at the Recipient's expense of incorrect notices if the Recipient identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized, or (ii) correct any incorrect notices.

(g)  Protection of limited rights data and restricted computer software.

     (1)  When data other than that listed in subdivisions (b)(1)(i), (ii), and
          (iii) of this clause are specified to be delivered under this award and qualify as either limited rights data or restricted computer software, if the Recipient desires to continue protection of such data, the Recipient shall withhold such data and not furnish them to the Government under is award. As a condition to this withholding, the Recipient shall identify the data being wit aid and furnish form, fit, and function data in lieu thereof. Limited rights data that are formatted as a computer data base for delivery to the Government are to be treated as limited rights data and not restricted computer software.

     (2)(Reserved)

     (3)(Reserved)

(h) Subcontracting. The Recipient has the responsibility to obtain from its subcontractors all data and rights therein necessary to fulfill the Recipient's obligations to the Government under this award. If a subcontractor refuses to accept terms affording the Government such rights, the Recipient shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with subcontract award without further authorization.

(i) Relationship to patents. Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government.

(j) The Recipient agrees, except as may be otherwise specified in this award for specific data items listed as not subject to this paragraph, that the Contracting Officer or an authorize representative may, up to three years after acceptance of all items to be delivered under this award, inspect at the Recipient's facility any data withheld pursuant to paragraph (g)(1) of this clause, for purposes of verifying the Recipient's assertion pertaining to the limited rights or restricted rights status of the data or for evaluating work performance. Where the Recipient whose data are be inspected demonstrates to the Contracting Officer that there would be a possible conflict of interest if the inspection were made by a particular representative, the Contracting Officer shall designate an alternate inspector.

3.8  RIGHTS IN TECHNICAL DATA (FE-Inspection) (JULY 2003)

     Withholding of limited rights data. Notwithstanding the inclusion of clause FAR 52.227-16, Additional Technical Data Requirements in this award or any provision of this award specifying the delivery of technical data, the Recipient may withhold limited rights data from delivery, provided that the Recipient furnishes in lieu of any such limited rights data so withheld technical data disclosing the source, size, configuration, mating and attachment characteristics functional characteristics and performance requirements ("Form, Fit and Function" data, e.g., specification control drawing, catalog sheets, envelope drawings. etc.), or a general description of such limited rights data when "Form, Fit and Function" data are not applicable. Such data shall be subject to the provision of clause FAR 52.227-14, Rights in Data--General with Alternative V, paragraph (j), "Inspection Rights," and paragraph (g), "Protection of Limited Rights Data and Restricted Computer Software."

     1. The limited rights data subject to clause FAR 52.227-14 are listed below. The listing of data, which are asserted by the Recipient to be limited rights data, does not constitute an a admission by the Government that the data is in fact limited rights data.

          1. Sorbent Injection System (design of sorbent storage and sorbent feeding equipment)
          2.   Sorbents (manufacturing process and composition)

          If a patent is issued by the United States Patent and Trademark Office (U.S. PT0) or the patent office of any foreign country based on any information asserted to be limited rights data, the Government will no longer treat any data contained in such issued patent as limited rights data. In addition, if any information asserted to be limited rights data results in or becomes a Subject Invention, as that term is defined in the patent rights clause of this agreement, the Government will only treat such data as limited rights data until the Recipient has filed its initial patent application.

     2. Subject to clause FAR 52.227-14 paragraph (j), any limited rights data specifically used in the performance of this award shall, at the option of the Contracting Officer, be available for inspection by a designee of the Contracting Officer at the project facility.

     3. The Recipient shall not introduce or utilize any limited rights data not identified in paragraph (1) above in the performance of the award without the expressed written permission of he Contracting Officer,

Minimum technical data deliverable with unlimited rights. Not withstanding any other provision of this award, the following technical data first produced under this award as a minimum, shall be delivered a the DOE with unlimited rights:

     1. Sorbent Injection System (operating parameters-throughput, airflow rate, location of injection ports, number of injection locations, general process diagram)

     2.   Sorbents

          a.   performance at removing mercury from flue gas (% removal)
          b: physical properties (particle size distribution, pore size, surface area, iodine numbers, sorption capacity)
          c. conditions of use (temperature, use rate, concentrations of gas components treated)
          d.   impacts of fly ash (if tested)


3.9  52.227-16 ADDITiONAL DATA REQUIREMENTS. (JUN 1987)

(a) In addition to the data (as defined in the clause at 52.227-14, Rights in Data - General clause or other equivalent included in this contract) specified elsewhere in this contract to be delivered, the Contracting Officer may, at any time during contract performance or within a period of 3 years after acceptance of all items to be delivered under this contract, order any data first produced or specifically used in the performance of this contract.

(b) The Rights in Data - General clause or other equivalent included in this contract is applicable to all data ordered under this Additional Data Requirements clause. Nothing contained in this clause shall require the Contractor to deliver any data the withholding of which is authorized by the Rights in Data - General or other equivalent clause of this contract, or data which are specifically identified in this contract as not subject to this clause.

(c) When data are to be delivered under this clause, the Contractor will be compensated for converting the data into the prescribed form, for reproduction, and for delivery.

(d) The Contracting Officer may release the Contractor from the requirements of this clause for specifically identified data items at any time during the 3-year period set forth in paragraph (a) of this clause.

3.10 52.227-23 RIGHTS TO PROPOSAL DATA (TECHNICAL). (JUN 1987)

     Except for data contained on pages NONE, it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the "Rights in Data - General" clause contained in this contract) in and to the technical data contained in the proposal dated April 4, 2003, upon which this contract is based.

                        SECTION IV - LIST OF ATTACHMENTS


4.1  LIST OF ATTACHMENTS (JAN 1999)


     Attachment A -- Statement of Project Objectives

     Attachment B -- Federal Assistance Reporting Checklist

     Attachment C -- Budget Page(s)

4.2 ATTACHMENT A -- STATEMENT OF PROJECT OBJECTIVES (JAN 1999)

                         Statement of Project Objectives

             "Evaluation of Sorbent Injection for Mercury Control"

A. OBJECTIVES

The purpose of this project is to evaluate the capabilities of activated carbon/sorbent injection by gathering operating data that will document actual performance levels and accurate cost information. The specific objectives of this program arc to:

     o accelerate the scale-up and availability of commercial mercury control systems for subbituminous-fired plants with spray dryers and ESPs,

     o evaluate alternate sorbents and techniques to enhance the effectiveness of commercially-available activated carbon for spray dryer and PRB ESP applications,

     o    obtain data on operability, maintainability, and reliability,

     o determine maximum mercury removal for various plant configurations, and determine the total costs associated with mercury control as a function of fuel and plant characteristics.

B. SCOPE OF WORK

     The scope of work is for two, 18-month long budget periods and intended to generate the necessary information to assess the costs of controlling mercury from coal-fired utilities. Testing will be conducted at four different host sites that represent a significant percentage of unit configurations. The subsequent cost analyses will include capital costs, byproduct utilization issues, sorbent usage, any necessary enhancements, such as SO3 control or flue gas conditioning, balance of plant, manpower requirements and waste issues, The host sites are Sunflower Electric's Holcomb Station, Ontario Power Generation's Nanticoke Station AmerenUE's Meramec Station and American Electric Power's (AEP) Conesville

     Station. Table 1 presents a matrix showing how the four test sites address areas of interest for mercury control research.

                    Table 1. Matrix Identifying Host Site with Area of Interest
------------------------------------------------------------------------------------------------------
Area of Interest                             Holcomb        Meramec       Nanticoke         Conesville
------------------------------------------------------------------------------------------------------
Low Rank fuels (PRB)                            X               X              X
------------------------------------------------------------------------------------------------------
Bituminous Fuels                                                                                X
------------------------------------------------------------------------------------------------------
Blended Fuels                                   X                              X
------------------------------------------------------------------------------------------------------
Medium SCA ESP                                                  X              X                X
------------------------------------------------------------------------------------------------------
Spray Dryer (effect of HC1 removal on           X
sorbent performance)
------------------------------------------------------------------------------------------------------
Synergy between WFGD and Sorbent                                                                X
injection
------------------------------------------------------------------------------------------------------
Longer term tests (1 - 2 months)                X               X              X                X
------------------------------------------------------------------------------------------------------

C. TASKS TO BE PERFORMED

     The program is divided into 5 major tasks. Each task addresses one or more of the program objectives. A description of these tasks is presented below.


Task 1. Design and Fabrication of Sorbent Injection System

ADA-ES shall properly design and size sorbent injection equipment to cover the expected range of plant sizes (14O-5OO MW) and flue gas conditions, with the flexibility for both baghouse and ESP applications. The, new equipment should incorporate modifications identified during the Phase I tests necessary to meet the needs of the different sites and to assure DOE that a representative evaluation can be performed. Prior to finalizing the equipment design, a design review meeting shall be organized to assure a critical analysis of the system. It is expected that the participating parties will include DOE, ADA-ES, ALSTOM, equipment suppliers, and site-specific program engineers. The carbon injection system shall consist of a bulk-storage silo (equipped with a bin vent bag filter), twin blower/feeder train, variable speed screw feeders, regenerative blowers, a PLC system, distribution manifolds and injection probes.

Task 2. Field Testing

Each host site task has seven subtasks. A summary of the field test subtasks is presented in Table 2. The four sites identified for testing are Sunflower Electric's Holcomb Station, AmerenUE's Meramec Station, AEP's Conesville Station and Ontario Power Generation's Nanticoke Station.


           Table 2. Task 2 Subtasks (to be Repeated at Each Test Site)

     Subtask         Description
     -------         -----------
     2.1             Host site kickoff, meeting, test plan and QA/QC plan
     2.2             Design and install site specific equipment
     2.3             Field Tests
        2.3.1          Sorbent screening
        2.3.2          Sample and data coordination
        2.3.3          Baseline tests
        2.3.4          Parametric tests
        2.3.5          Long-term tests
     2.4             Data analysis
     2.5             Sample Evaluation
     2.6             Economic analysis
     2.7             Site report


Subtask 2.1. Host Site Planning and Coordination

Efforts within this subtask include planning the site-specific tests with the host kite utility, DOE/NETL and contributing team members. The planning process shall inclu4e meeting with plant personnel, corporate, and environmental personnel to discuss and agree upon the overall scope of the program, the potential impact on plant equipment and operation, and to gather preliminary information necessary to develop a detailed draft test plan and scope of work. The host site agreements, team member cost sharing arrangements, permit requirements, quality assurance/quality control plan, site-specific scope for each of the team members, and Ontario Hydra mercury measurement subcontracts shall be finalized during this subtask. At least three Ontario Hydro sampling periods shall be conducted at each test site and mercury S-CEMs shall be operated continuously throughout the test period.

The test program at each site shall allow for the evaluation of different sorbents including a lignite-derived activated carbon supplied by NORIT, referred to as Darco FGD carbon, and other alternative sorbents that have the potential to capture mercury at the low HC1 conditions typical of subbituminous units, especially those with upstream spray dryers. A draft test plan (for each site) shall be presented at kickoff meetings at the plant sites. The test plan and supporting documents shall be available for host site perso4iei to use when addressing permitting, scheduling and operating issues. Following the kickoff meeting, the final test plan shall be developed with input and approval from both the host site and DOE. The final test plan shall be completed 30 days prior to testing and require concurrence from both the host site and DOE COR. The participant shall also prepare a program management plan that includes coordination, accounting, and proj4 tracking activities for each host-site field test.


Subtask 2.2. Design, Fabricate, and Install Site-Specific Equipment

All site specific components that must be sized and designed for the spe4ific plant arrangements and ductwork configurations shall be provided by the host utility. Site-specific equipment includes the sorbent distribution manifold and sorbent injectors (which shall be re-used at multiple sites if possible). Required site support sh4ll include installation of the injection and sampling ports (if not available), installation of required platforms and scaffolding, compressed air, electrical power, wiring plant signals including boiler load to the injection skid and control trailer, and balance of plant engineering. ADA-ES engineers shall work with plant engineers to develop an installation and contractor bid package for installation activities, and work with the installation contractors. ADA-ES shall oversee installation arid system checkout of the mercury control equipment and shall work with each host utility to assure that the equipment is installed in an efficient manner, within the resources available to the site. ADA-ES and ALSTOM shall also be responsible for the final checkout of all systems and for the general maintenance of the systems during testing. The project team will ensure that at least one engineer or technician is solely dedicated to the operation of the equipment and will be on-site for all tests. ADA-ES shall install the mercury S-CEMs at the host utility. Each host utility shall be responsible for all permitting and ar4r variance requirements associated with its particular site. In addition, ADA-EA will coordinate with the host utility to make arrangements to isolate fly ash from the test unit during sorbent injection.

Subtask 2.3. Field Testing

The field tests shall be accomplished through a series of five (5) sub-subtasks. The sub-subtasks are independent from each other in that they each have specific goals and tests associated with them. However, they are also interdependent, as the results from each task shall influence the test parameters of subsequent tasks. A summary of each task is presented.

     Sub-subtask 2.3.1 Sorbent Screening: Prior to the start of equipment installation, elected sorbents shall be screened on actual flue gas. Screening procedures could include measuring adsorption capacity of the sorbent in a fixed bed laboratory test (performed by URS Corporation) or utilizing a sorbent screening device designed to provide a comparison of sorbent effectiveness in a fabric filter application. The performance of the sorbents shall be evaluated by comparing the mercury removal effectiveness of each sorbent as a function of mass injected upstream of the filter. Results on screening tests shall be used to select alternative sorbents. Mercury measurements shall be made with a mercury S-CEM. Samples of the candidate and selected sorbents shall be supplied to DOE if requested by the COR.

     Sub-subtask 2.3.2 Sample and data coordination: ADA-ES engineers shall coordinate with plant personnel to retrieve the necessary plant operating data files as described in Table 3. These data shall be reviewed daily (if available and integrated into the sorbent injection and mercury control data. ADA-ES site engineers shall closely monitor plant operation in real-time during testing and evaluate key operating parameters including spray dryer pH and solids conveying, baghouse pressure drop, and cleaning frequency, and ESP secondary power and spark rate. If at any time the performance of the existing pollution control equipment deteriorates or if there is a measurable increase in outlet emissions, testing shall be halted.

     The primary extraction locations for the mercury S-CEMs shall be across the entire air pollution control train, at the inlet to the ESP or spray dryer and downstream of the ESP, fabric filter or wet scrubber. The extraction location shall be identified after a full velocity and temperature traverse to indicate a representative duct average mercury concentration, Additional extraction locations shall be designated by ADA-ES as appropriate for various eqi4pment configurations at various sites. For example, additional locations upstream of the particulate collector and downstream of sorbent injection between the spray dryer and fabric filter at Holcomb, and between the ESP and wet scrubber at Conesville may be necessary. Triplicate manual mercury samples using the draft Ontario Hydro Method shall be collected at the inlet and outlet locations. HC1 measurements Shall be made at each site to better characterize the flue gas. Engineers shall also develop a sample Chain-of-Custody and coordinate with plant personnel to assure coal) ash, and other samples (such as the spray dryer product at Holcomb) are sampled and tracked properly.

                        Table 3. Data Collected During Field Testing
-------------------------------------------------------------------------------------------
Parameter               Sample/signal/test                      Baseline        Parametric/
                                                                                Long-Term
-------------------------------------------------------------------------------------------
Coal                    Batch sample                            Yes             Yes
-------------------------------------------------------------------------------------------
Coal                    Plant signals:                          Yes             Yes
                         burn rate (lb/hr)
                         quality (lb/MMBTU, % ash)
------------------------------------------------------------------------------------------
Fly ash                 Batch sample                            Yes             Yes
------------------------------------------------------------------------------------------
Wet scrubber            Batch sample                            Yes             No/Yes
blowdown, solids
discharge and feed
limestone
------------------------------------------------------------------------------------------
Unit operation          Plant Signals:                          Yes             Yes
                         Boiler load
                         Measure of flow for partial
                           unit test (i.e. fan amps)
------------------------------------------------------------------------------------------
Temperature             Plant signal at particulate             Yes             Yes
                         collector inlet and outlet
------------------------------------------------------------------------------------------
Temperature             Full traverse, inlet & outlet           Yes             No
------------------------------------------------------------------------------------------
Duct Gas Velocity       Full traverse, inlet & outlet           Yes             No
------------------------------------------------------------------------------------------
Mercury (total and      Au-CVAAS S-CEM                          Yes             Yes
speciated)
------------------------------------------------------------------------------------------
Mercury (total and      Ontario Hydro, inlet and outlet         Yes (1 set)     No/Yes (2
speciated)                                                                         sets)
------------------------------------------------------------------------------------------
Multi-Metals            Method 29                               Yes, outlet     No/Yes,
Emissions                                                                       outlet
------------------------------------------------------------------------------------------
Sorbent Injection       PLC, lbs/min                            No              Yes
Rate
------------------------------------------------------------------------------------------
Plant CEM data          Plant data - stack)                     Yes             Yes
(Nox3, O2, SO2)
------------------------------------------------------------------------------------------
HC1                     EPA Method      26A                     Yes             Yes
------------------------------------------------------------------------------------------
Stack Opacity           Plant data                              Yes             Yes
------------------------------------------------------------------------------------------
Pollution control       Plant data                              Yes             Yes
 equipment operation     (ESP power, baghouse cleaning, etc.)
------------------------------------------------------------------------------------------

                                        6

     Sub-subtask 2.33 Baseline Testing: After equipment installation, a set of baseline tests shall be conducted prior to the parametric testing. Unit operation shall be set at conditions expected during the parametric tests. Boiler load should be held constant at full-load and air pollution equipment shall be operated under standard full-load conditions (standard soot blowing, ESP rapping sequences, baghouse cleaning logic, spray dryer recycle, etc. will be used). Ontario Hydro mercury measurements shall be conducted in conjunction with SCEM measurements during this subtask. For sites with the ability to co-fire with a blend of bituminous and PRB coals, tests shall be conducted to measure the effect of partial co-firing with a bituminous coal on both mercury removal and speciation across the particulate control devices. Mercury measurements shall be made using only the S-CEMs. DOE may request that at least one Ontario-Hydro measurement be collected if mercury removal levels increase by more than 25%.

     Sub-subtask 23.4 Parametric Tests: Up to four weeks of parametric testing shall be conducted (depending on the host site test plan) to define the quality of sorbent required to obtain different levels of mercury removal. The first week of parametric testing at each site shall be conducted using the benchmark sorbent, FGD in order to develop a performance curve relating carbon injection concentration to incremental mercury removal. The second week shall be used to evaluate alternate sorbents at injection concentrations determined in the week 1 tests. The third and fourth weeks shall be used to evaluate additional sorbents, vary operating conditions including blended coals, and different injection locations (upstream and downstream of spray dryer).

     Sub-subtask 2.3.5 Long-Term Testing: Long-term testing shall be conducted at the "optimum" settings as determined in the parametric tests and approved by both DOE and the host utility in order to obtain sufficient operational data on removal efficiency over a 4 to 8 week period, the effects on the particulate control device, the effects on the sulfur control equipment, effects on byproducts, and impacts to the balance of plant equipment to prove viability of the process and determine the economics. The settings Shall represent the maximum mercury removal. Ontario Hydro measurements shall be conducted at the inlet and outlet of the pollution control device(s) at least once during this testing, and possibly more if the results verifying S-CEM measurements during the baseline tests are more than 20% different than Ontario-Hydro measurements obtained during the same test period.

Subtask 2.4. Data Analysis

Data collection and analysis for this program shall be performed to measure the effect of sorbent injection on mercury control and the impact on the existing pollution control equipment. The mercury levels and plant operation shall be characterized without sorbent injection, during coal blending, with various injection rates and possible combustion modifications (as defined by the final test plan), and a long term evaluation to identify effects that may not be immediate. Archived plant signals shall be monitored to determine if any correlation exists between changes in mercury concentration with measured plant operation. One example could be the correlation between temperature and load. HC1 measurements shall be made and samples analyzed to determine if a correlation between sorbent effectiveness and HC1 concentrations exist.

Subtask 2.5. Coal and Byproduct Evaluation

During all test phases, samples of coal, fly ash and scrubber waste shall be collected. The ash shall be analyzed at a minimum for mercury and LOI. Other potential tests include alkalinity, size distribution and other metals. Ash shall be collected from multiple locations when appropriate to determine if there is mercury segregation throughout the system or across the particulate collector. Ultimate and proximate analyses shall be performed and mercury, chlorine and sulfur levels shall be determined. Activated carbon injection will result in the fly ash and scrubber materials being mixed with a certain amount of the mercury containing sorbent. The combined ash samples shall be analyzed for mercury and LOI. Scrubber feed limestone, solids product discharge and blowdown shall also be analyzed for mercury. Additional ash and scrubber samples shall be collected and archived for other tests, including tests requested by EPA, DOE, independent companies approved by DOE.

Standard leaching test methods shall include the Toxicity Characteristic Leachin Procedure (TCLP, SW846-1311) and synthetic groundwater leaching procedure
(SGLP). Analytical tests shall be conducted to determine if the ash at the Nanticoke and Meramec stations is suitable for use in concrete under ASTM Specification C618, which include chemical and physical property analysis. Air entrainment shaker tests shall also be performed as part of the concrete suitability test series. The final series of tests are optional based on whether a determination is made that additional analyses are needed for purposes of troubleshooting or for gaining additional insight into control options. For example, it may be desirable to determine the size and composition of the ash for certain applications.

Ash Sampling Method

Grab samples of ash shall be collected from control device hoppers each day of testing. Samples shall be segregated by the test condition (baselines each parametric test, and long-term test). The samples shall be stored in 1 liter or 5 gallon sample containers for shipping to the analytical laboratories. Sampling and compositing procedures shall follow the protocol of ASTM C311 (Standard Test Methods for Sampling and Testing Fly Ash or Natural Pozzolans for Use as a Mineral Admixture in Portland-Cement Concrete).

Summary of Tests Planned

ADA-ES shall contract with qualified analytical organizations to provide specific analytical services specified in Table 4 (testing to be conducted under Task 2.5) and Table 5 (sampling frequency and total volume of samples to be collected from each site).


                                 Table 4. Summary of Waste Characterization Testing

-----------------------------------------------------------------------------------------------------------------
Series      Test Purpose                 Test Method                     Comments
  s
-----------------------------------------------------------------------------------------------------------------
1           Ash Disposal                 TCLP (SW846-1311)               Measures leachable Hg, As, Ba, Cd,
                                                                         Cr, Pb, Se, Ag
-----------------------------------------------------------------------------------------------------------------
2           Cement Additive              ASTM C618                       Measures LOI, total oxides, sulfur
            Suitability                  Air Entrainment Shaker          trioxide, moisture, available alkalines,
                                         Test                            fineness, pozzolanic activity,
                                                                         autoclave soundness, specific gravity,
                                                                         air entrainment
-----------------------------------------------------------------------------------------------------------------
3           Environmental                EERC SGLP                       Measures leachable Hg at 18 hrs,
            Stability - Leaching                                         2 weeks, and 4 weeks

            Environmental                EERC Thermal                    Measures Hg release as a function of
            Stability - Air Release      Desorption                      temperature up to 500 degrees C
-----------------------------------------------------------------------------------------------------------------
4           Special Testing              Various                         As needed for troubleshooting or site
                                                                         specific information needs
-----------------------------------------------------------------------------------------------------------------

                                        9

          Table 5. Ash Sampling Schedule and Volumes - Each Test Site

--------------------------------------------------------------------------------
Test Condition                Frequency                   Comments
--------------------------------------------------------------------------------
Baseline              Grab samples Daily during tests     ~30-gal. sample
--------------------------------------------------------------------------------
Parametric Test #1    Grab Samples Daily for l-week       ~10-gal. total sample
--------------------------------------------------------------------------------
Parametric Test #2    Grab Samples Daily for 1-week       ~10-gal. total sample
--------------------------------------------------------------------------------
Parametric Test #3    Grab Samples Daily for 1-week       ~10-gal. total sample
--------------------------------------------------------------------------------
Long-term Test        Grab Samples Daily for 2-week       ~200-gal. total sample
--------------------------------------------------------------------------------


Subtask 2.6. Design and Economics of Site-Specific Control System

After completion of testing and analysis of the data at each plant, the requirements and costs for full-scale permanent commercial implementation of the selected mercury control technology shall be determined. The ADA-ES program team shall meet with the host utility plant and engineering personnel to develop plant specific design criteria. Process equipment shall be sized and designed based on test results and the plan specific requirements (reagent storage capacity, plant arrangement, retrofit issues, winterization, controls interface, etc.). A conceptual design document shall be developed. Modifications to existing plant equipment shall be determined and a work scope document shall be developed based on input from the plant. This may include modifications to the particulate collector, ash handling system, compressed air supply, electric power capacity, other plant auxiliary equipment, utilities and other balance of plant engineering requirements. Sorbent type and sources shall be evaluated to determine the most cost effective reagent(s) for the site. Cost credits/penalties for fly ash liability shall be estimated. Finally, a budget cost estimate shall be developed to implement the control technology. This shall include capital cost estimates for mercury control process equipment as well as projected annual operating costs, Where possible, order-of-magnitude estimates shall be included for plant modifications and balance of p1ant items. ALSTOM shall provide levelized economics for this evaluation.

Subtask 2.7. Prepare Site Report

A site report shall be prepared documenting measurements, test procedures, analyses, and results obtained in Task 2. This report shall be a stand-alone document providing a comprehensive review of the testing that shall be submitted to the host utility.

Task 3. Technology Transfer

ADA-ES and ALSTOM shall work with NETL in determining and supporting the key meetings, presentations and publications necessary to make results available to the public as quickly, comprehensively and accurately as possible. Additionally, the participant shall attend and present project results at a minimum of three mercury-control technology symposiums identified in collaboration with the DOE COR.

Task 4. Program Management and Reporting

In addition to the standard financial and technical reports, ADA-ES shall prepare topical reports for each site tested, the equipment disposition plan and the final report. ADA-ES shall also coordinate periodic meetings with the NETL COR to discuss progress and obtain overall direction of the program.

Subtask 4.1 - EQuipment Disposition Plan

The participant shall prepare a detailed plan for maintaining/disposing of all project related equipment following the project including the transportable mercury treatment system consisting of carbon injection equipment, reagent injection for SO3 control, and controllers. The participant shall maintain custody until final disposition with the DOE Contracting Office. Site specific equipment, as described elsewhere, shall remain at the test site unless otherwise specified by DOE. This shall exclude items that can be reworked for uses at different sites.

Subtask 4.2- Final Report

The participant shall prepare a final report sixty days after completion of tasks 1-3. The final report shall summarize the results of all field sites. The DOE COR will either provide comments and recommended changes or approve as is within 45 days of receiving the draft report. The participant shall have 30 days to submit the final version of the final report after receiving the DOE COR comments or approval.


Table 8 provides a summary of the reporting activities to be conducted under the program.

        Table 8. Summary of Reporting and Technology Transfer Activities

        ========================================================================
        Activity                        or                              Report
                                                               Frequency
        ------------------------------------------------------------------------
        Program/Project Management
        Federal Assistance Program/Project Status Report       Quarterly
        Financial Status Report                                Quarterly

        Technical
        Technical Progress Report                              Quarterly
        Powerpoint Presentation Update                         Quarterly
        Topical Report                                        As Required
        Final Report                                             Final

        Environmental
        Hazardous Substance Plan                           Once After Award
        Hazardous Waste Report                                   Final

        Property
        Report of Termination or Completion Inventory            Final

        Exception
        Hot Line Report                                       As Required
        Journal Articles/Conference Papers and Proceedings    As Required

        Technical Exchange Meetings
        Contractor Review Meetings                               Yearly
        Technical Conferences (e.g., A&WMA, Specialty          Semiannual
         Conferences)
        ------------------------------------------------------------------------
        Other Deliverables
        Mercury Control Cost Data                                 Final
        ========================================================================

     QA/QC Plan

As part of the proposed scope, Quality Assurance and Quality Control (QA/QC) shall be documented and specific procedures adhered to. The primary objectives of the I A/QC effort at each proposed site shall be to control, evaluate, and document data quality to ensure that data generated are of sufficient quality to meet program objectives. pecific key parts of the QAIQC plan shall include:

     o    QA/QC in sample collection, analytical and data analysis,
     o    Integral performance evaluation and verification of Hg removal,
     o    Procedural remedies for identified data deficiencies, and
     o    Oversight and documentation of all QA/QC.

Detailed QA/QC plans shall be prepared as part of the detailed test planning wor to be conducted under Task 2.

     D. DELIVERABLES

     The periodic and final reports shall be submitted as indicated in the Financial Assistance Reporting Requirements Checklist and prepared in accordanc with the instructions for preparation and submission of said reports. In additioi to these reports, the participant shalt prepare the following deliverables:

     a. Final Host Site Test Plan and Program Management Plan as described in Subtask 2.1

     b.   Candidate Sorbents (if requested) as described in Sub-subtask 2.3.1

     c.   Economic Analysis as described in Subtask 2.6

     d.   Host Site Field Test Topical Reports as described in Subtask 2.7

     e.   Symposium Technical Papers as described in Task 3

     f.   Equipment Disposition Plan as described in Subtask 4.1

     g.   Final Report as described in Subtask 4.2

     h.   QA/QC Plan as described in Task 4

     E. BRIEFINGS/TECNICAL PRESENTATIONS

     ADA-ES shall be asked to prepare and present at least one annual detailed briefing for presentation to the COR at the COR's facility located in Pittsburgh, PA or Morgantown, WV. Briefings shall cover the plans, progress, and results o the technical effort. In addition, ADA-ES shall provide and present technical papers at any DOE/NETL Annual Contractor's Review Meeting.


                                           4.3 ATTACHMENT B - FEDERAL ASSIATANCE REPORTING CHECKLIST

                                                  FEDERAL ASSISTANCE REPORTING CHECKLIST
-------------------------------------------------------------------------------------------------------------------------------
1.  AWARDEE:                                                            2.  IDENTIFICATION NUMBER:
ADA Environmental Solutions                                             DE - FC 26 - 03NT41986
-------------------------------------------------------------------------------------------------------------------------------
3.  REPORT SUBMITTSION ADDRESS: The requested quantity of all required report deliverables shall be submitted to the following address:
                                                NETL AAD DOCUMENT CONTROL
                                             BLDG. 921U.S. DEPARTMENT OF ENERGY
                                           NATIONAL ENERGY TECHNOLOGY LABORATORY
                                                   P.O. BOX 10940
                                              PITTSBURGH, PA 15236-0940
-------------------------------------------------------------------------------------------------------------------------------
4.  PLANNING AND REPORTING REQUIREMENTS:
-------------------------------------------------------------------------------------------------------------------------------
                                                                        FORM NO.                FREQ.          NUMBER OF COPIES
-------------------------------------------------------------------------------------------------------------------------------
A,  PROGRAM/PROJECT MANAGEMENT

[ ] Federal Assistance Program/Project Status Report                    DOE F 4600.6
[X] Financial Status Report                                             SF-269 or SF-269A       Q, FG                   3
[X] Federal Cash Transaction Report                                     SF-272                  Q                       3

B.  TECHNICAL (One paper copy and one PDF electronic file copy)

[X] Technical Progress Report                                           None                    Q                       2
[X] Topical Report                                                      None                    A                       2
[X] Final Report                                                        None                    FG                      2

C.  ENVIRONMENTAL

[X] Hazardous Substance Plan                                            None                    O, C                    3
[X] Hazardous Waste Report                                              None                    FC                      3
[ ] Environmental Compliance Plan                                       None
[ ] Environmental Monitoring Plan                                       None
[ ] Environmental Status Report                                         None

D.  PROPERTY
                                                                        F 580.1-8
[ ] Annual Report of Property in the Custody of Contractors             F 580, 1-25
[ ] High Risk Property Report                                           NETL F 580.1-9 and
                                                                        SF - 120                FC                      2
[X] Report of Termination or Completion Inventory

E.  EXCEPTION

[ [ Conference Record                                                   None
[X] Hot Line Report                                                     None                    A                       2
[X] Journal Articles/Conference Papers and Proceedings                  None                    A                       3
[ ] Software
[ ] Other_____________________________________
-------------------------------------------------------------------------------------------------------------------------------
5.  FREQUENCY CODES AND DUE DATES:
    A - As required; see attached text for applicability.
    C - Change/revision, within 15 calendar days after event.
    FG - Final; within ninety (90) calendar days after the project period ends.
    FC - Final - End of Effort.
    M - Monthly; within twenty-five (25) calendar days after end of the report period.
    O - Once after award; within thirty (30) calendar days after award.
    Q - Quarterly; within thirty (30) calendar days after end of the calendar quarter or portion thereof.
    S - Semiannually; within thirty (30) calendar days after end of project year and project half-year.
    YF - Yearly; 90 calendar days after the end of project year.
    YP - Yearly Property - due 15 days after period ending 9/30.
-------------------------------------------------------------------------------------------------------------------------------
6.  SPECIAL INSTRUCTIONS:
    The forms identified in the checklist are available at http://www.netl.doe.gov/business/faapiaf/paaforms.html. Alternate formats are acceptable provided the contents remain consistent with the form. All technical reports submitted to the DOE must be accompanied by a complete and signed NETL F 510.1-5 addressing patent information
-------------------------------------------------------------------------------------------------------------------------------

                                       22

4.4  GENERAL INSTRUCTIONS FOR THE PREPARATION AND SUBMISSION OF REPORTS (MAY
     1999)

     The Recipient shall prepare and submit (postage prepaid) the plans and reports indicated on the "Federal Assistance Reporting Checklist" to the addressee identified on the checklist. The level of detail the Recipient provides in the plans and reports shall be commensurate with the scope and complexity of the effort and shall be as delineated in the guidelines and instructions co tamed herein, The prime Recipient shall be responsible for acquiring data from any contractors or subrecipients to ensure that data submitted are compatible with the data elements which prime Recipients are required to submit to DOE.

4.5  FINANCIAL STATUS REPORT (STANDARD FORM 269 OR 269A) (FEB 2002)

     This report is used for the Recipient to provide regular periodic accounting of project funds expended. The accounting may be on either a cash or accrual basis. Actual total expenditures and obligations incurred, but not paid, are reported for each reporting period for each major activity. Provision is made to identify the Federal and non-Federal share of project outlays for each identified activity.

4.6  REPORT OF FEDERAL CASH TRANSACTIONS (STANDARD FORM 272) (MAY 1999)

     This report is used by DOE to monitor cash advanced to Recipients and to obtain disbursement information. The content of the report is prescribed in 10 CFR 600.152 for Institutions of higher Education, Hospitals, Other Non-Profit Organizations and Commercial Organization or 10 CFR 600.241 for States and Local Governments.

4.7  TECHNICAL REPORTS (AUG 2003)

     CAUTION: In order to assure that the technical report deliverables under this award are submitted in a publicly releasable form, the following guidance shall be followed.

     If this award DOES NOT include Alternate II to FAR 52.227-14, Rights in Data-General the Recipient SHALL NOT include Limited Rights Data (as defined in FAR 52.227-14) in any report or other document delivered to the Government under this award.

     If this award DOES include Alternate 1110 FAR 52.227-14, Rights in Data-General, any Limited Rights Data (as defined in FAR 52.227-14) to be delivered shall be submitted in a SEPARATE APPENDIX to the technical report. This appendix SHALL NOT be submitted in an electronic format but rather ONE GOOD QUALITY PAPER COPY SHALL BE SENT DIRECTLY TO THE CONTRACTING OFFICER'S REPRESENTATIVE. The appendix SHALL NOT be referenced in the sanitized techinical report. In accordance with FAR 52.227-14(g)(2), the appendix SHALL be marked ONLY with he authorized legend. A good quality paper copy plus an electronic version of the sanitized technical report shall be submitted in accordance with the Federal Assistance Reporting Checklist. In accord rice with FAR 52.227-14(g)(i). form, fit and function data SHALL be supplied in the sanitized report in lieu of any Limited Rights Data.

     Further, if this award authorizes the Recipient under the provisions of The Energy Policy Act of 1992 (EPAct) to request protection from public disclosure for a limited period of time of certain information developed under this award, such Protected EPAct Information shall be submitted In SEPARATE APPENDIX to the technical report. This appendix shall be suitable for release after the agreed upon period of protection from public disclosure has expired. The appendix SHALL NOT be submitted in an electronic format but rather shall be submitted In ONE GOOD QUALITY PAPER COPY SENT DIRECTLY TO THE CONTRAC11NG OFFICER'S REPRESENTATIVE. The appendix SHALL NOT be referenced in the sanitized technical report. In accordance with the clause titled "Obligations as to Protected Energy Policy Act (EPAct) Information," the appendix SHALL be marked ONLY with the authorized legend. A good quality paper copy plus an electronic version of the sanitized technical report shall be submitted in accordance with the Federal Assistance Reporting Checklist.

     All TECHNICAL REPORTS submitted to the DOE MUST be accompanied by a completed and signed NETL F 510.1-5, addressing potentially patentable information.


4.8  TECHNICAL PROGRESS REPORT (ANNUAL, QUARTERLY, AND SEMI-ANNUAL) (MAY 1999)

     The body of the report should contain a full account of progress, problems encountered, plans for the next reporting period, and an assessment of the prospects for future progress.

     The Technical Progress Report should Include sufficient detail to allow the work to be reproduced by others. Results and reduced data shall be presented together with a discussion of the relevance of the findings. When experimental systems and/or procedures are being utilized for the first time, they shall be described in detail. This description shall contain detailed information on equipment and procedures utilized, as well as providing a rationale for their use. All data reduction and transformation methods shall be fully documented. For every fourth calendar quarter for quarterly reports or every second half year for semi-annual reports, the report should be expanded to provide for detailed information on the results of the past year, problems encountered, significant accomplishments, listing of publications, presentations, arid approaches to be taken the following year.

     Informational items in technical progress reports shall include:

     Experimental Apparatus -- A comprehensive description, including dimensioned drawings or sketches, of the apparatus and associated diagnostic measurement equipment employed to perform the experimental research.

     Experimental and Operating Data -- All experimental data acquired during the course of research including detailed characterization of the sample materials subjected to experimentation.

     Data Reduction -- A complete description of the methods employed to transform ray measured data into a form usable for interpretation along with any assumptions or restrictions inherent in the method and the resultant reduced data.

     Hypothesis and Conclusions -- Logic for drawing conclusions or developing hypotheses shall be clearly stated along with applicable assumptions or restrictions.

4.9  TOPICAL REPORT (MAY 1999)

     These reports usually provide a comprehensive statement of the technical result of the work performed for a specific task or subtask of the Statement of Project Objectives, or detail significant new scientific or technical advances. If required, DOE shall review and approve the report outline prior to submission of the report.

4.10 FINAL TECHNiCAL REPORT (AUG 2000)

     The Final Report shall document and summarize all work performed during the award period in a comprehensive manner. It shall also present findings and/or conclusions produced as a consequence of this work. This report shall not merely be a compilation of information contained, in subsequent quarterly, or other technical reports, but shall present that information in an integrated fashion, and shall be augmented with findings and conclusions drawn from the research as a whole.

4.11 GUIDELINES FOR ORGANIZATION OF TECHNiCAL REPORTS (DEC 1999)

     The following sections should be Included (as appropriate) in technical reports in the sequence shown. Any section denoted by an asterisk is required in all technical reports.

     TITLE PAGE* - The Title Page of the report itself must contain the following information in the following sequence:

          Report Title
          Type of Report (Quarterly, Semi-Annual, Annual, Topical, Final) Reporting Period Start Date
          Reporting Period End Date
          Principal Author(s)
          Date Report was Issued (Month [spelled out] and Year [4 digits])
          DOE Award Number (e.g., DE-FG26-99NT12345) and if appropriate, task number
          Name and Address of Submitting Organization (This section should also contain the name and address of significant subcontractors or subrecipients who participated in the production of the report.)

     DISCLAIMER" -- The Disclaimer must follow the title page, and must contain the following paragraph:

     "This report was prepared as an account of work sponsored by an agency of the United States Government. Neither the United States Government nor any agency thereof, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that its use would not infringe privately owned rights. Reference herein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions o authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof.

     ABSTRACT* - should be a brief, concise summary of the report.

     TABLE OF CONTENTS*

     LIST(S) OF GRAPHICAL MATERIALS

     INTRODUCTION

     EXECUTIVE SUMMARY - this should be a well organized summary that highlights the important accomplishments of the research during the reporting period. It should be no less than one page and no more than two pages in length, and should be single spaced. This summary must be more comprehensive than the traditional "abstract."

     EXPERIMENTAL* - this should describe, or reference all experimental methods being used for the research. It should also provide detail about materials and equipment being used. Standard methods can be referenced to the appropriate literature, where details can be obtained. Equipment should be described only if it is not standard, or if information is not available thru the literature or other reference publications.

     RESULTS AND DISCUSSION* - It is extremely important that this section includes enough relevant data, especially statistical data, to allow the project manager to justify the conclusions. With the relevant data, explain how the data was interpreted and how it relates to the original purpose of the research. Be concise in the discussion on how this research effort solved or contributed to solving the original problem.

     CONCLUSION* - The conclusion should not simply reiterate what was already included in the "Results and Discussion" section. It should, however, summarize what has already been presented, and include any logical implications of how the successes are relevant to technology development in the future, This is extremely important, since "relevancy" continues to be a criterion of the program.

     REFERENCES*
     BIBLIOGRAPHY
     LIST OF ACRONYMS AND ABBREVIATIONS
     APPENDICES (IF NECESSARY)

     Company Names and Logos -- Except as indicated above, company names, logos, or similar material should not be incorporated into reports.

     Copyrighted Material -- Copyrighted material should not be submitted as part of a report unless written authorization to use such material is received from the copyright owner and is submitted to DOE with the report.

     Measurement Units -- All reports to be delivered under this instrument shall use the 1 Metric System of Units as the primary units of measure. When reporting units in all reports primary SI units shall be followed by their U.S. Customary Equivalents in parentheses (),

     The Recipient shall insert the text of this clause, including this paragraph, in all subcontracts under this award.

     Note: SI is an abbreviation for "Le Systeme International d'Unites."

4.12 ELECTRONIC MEDIA STANDARD FOR PREPARATION OF TECHNICAL REPORTS (DEC 1999)

     FILE FORMAT

     Production of high-quality, electronic documents is dependent on the quality of the in input that is provided. Thus, the Recipient shall submit one good quality paper copy using either permanent or alkaline paper plus an electronic version of each technical report.

     ELECTRONIC REPORTS SHALL BE SUBMITTED IN THE ADOBE ACROBAT P0RTABLE DOCUMENT FORMAT (PDF). ELECTRONIC REPORTS SUBMITTED IN A FORMAT OTHER THAN ADOBE WILL BE RETURNED AND THE REPORT CONSIDERED DELINQUENT.

     Each report shall be an integrated file that contains all text, tables, diagrams, photographs, schematics, graphs, and charts.

     SUBMISSION FORMAT

     The electronic file(s) shall be submitted via diskette or CD-ROM. Diskettes or CD-ROMs must be labeled as follows:

          DOE Award Number
          Type/Frequency of Report(s)
          Reporting Period (if applicable)

          Name of submitting organization
          Name, phone number and fax number of preparer

     Diskettes-- Diskettes must be 3.5" double-sided, high-density (1.4 M Byte capacity). If file compression software is used to transmit a PDF file spanning more than one diskette, PKZIP from PKWare, Inc., is the required compression software. State the number of diskettes in the set (e.g., 1/3)

     CD-ROM -- The electronic file(s) may be submitted on an 1509660-format CD-ROM.

     FILE NAMING

     In naming the electronic file, the Recipient shall use the standard eight-character naming convention for the main file name, and the three character extension applicable to the software use, e.g.. .pdf for Adobe.

     For the main file name, the first five characters are the last five digits from the award number; e.g., for Award Number DE-F026-97NT12345, the first five characters are 12345.

     The next character represents the technical report and will always be designated as "R".

     The remaining two characters indicate the chronological number of the particular type of report; e.g., Quarterly Technical Progress Reports for a 5-year award are numbered R0i through R20. Thus, the main file name for the sixth Quarterly Technical Progress Report under Award No. DEFG26-99NT1 2345 would be I 2345R06.PDF. If monthly, quarterly, annual, and a final technical report are required, the numbers would run from ROl through R86 (60 monthly reports, 20 quarterly reports, 5 annual reports, and 1 final report).

4.13 ENVIRONMENTAL (MAR 2003)

     In response, in part, to the requirements of the National Environmental Policy Act of 1969 (NEPA), ISO 14001, and other related environmental statutes, the National Energy Technology Laboratory (NETL) requires the submission of various documents that assess the environmental aspects and projected impacts of all of its proposed actions. These documents may include the following: (1) Hazardous Substance Plan; (2) Hazardous Waste Report; (3) Environmental Compliance Plan: (4) Environmental Monitoring Plan; and (5) Environmental Status Reports; and (6) IS0 14001 forms (if applicable).

     The environmental information provided in these documents will enable NETL to fulfill its responsibilities under NEPA (additional information about the requirements of the National Environmental Policy Act can be found in the DOE NEPA Compliance Guide and 40 CFR 1021) and to monitor the applicant's compliance with other environmental regulations. The implementation of any task associated with a proposed action will be dependent upon DOE submitting and acquiring approval of necessary NEPA documentation. Therefore, to minimize the risk of project delays, it is imperative that these reports be submitted in a timely mariner.

     The information contained herein specifies the basic environmental requirements for this procurement action, but it is riot to be interpreted as containing all necessary information for any given project. Likewise, certain aspects of the requirements may not be applicable. Accordingly, the level of information provided should be sufficient for DOE to assess the environmental implications of the proposed action,

4.14 HAZARDOUS SUBSTANCE PLAN (MAY 1999)

     The Recipient shall submit a Hazardous Substance Plan not later than thirty
     (30) days after initial award. The Plan shall specifically identify each Hazardous Substance (as defined under 40 CFR 261, Subpart D, entitled Lists of Hazardous Wastes") anticipated to be purchased, Utilized or generated in the performance of this award For each such Hazardous Substance identified, the Plan shall specifically provide the following information:

     Description of Substance/Chemical
     EPA Hazardous Waste Number
     EPA Hazard Code
     Anticipated Quantity to be purchased, utilized or generated
     Anticipated Hazardous Waste Transporter
     Anticipated Hazardous Waste Disposal Facility Contractor and Location (City/Municlpality,State)
     Anticipated Treatment Method

4.15 HAZARDOUS WASTE REPORT (MAY 1999)

     The Recipient shall submit a Hazardous Waste Report at the completion of award performance. The Report shall specifically identify each Hazardous Waste (as defined under 40 CFR 261. Subpart D, entitled "Lists of Hazardous Wastes") actually utilized, or generated in the performance of this award. For each such Hazardous Waste identified, the Report shall specifically provide the following information:

     Description of Substance/Chemical
     EPA Hazardous Waste Number
     EPA Hazard Code
     Actual Quantity Disposed
     Actual Hazardous Waste Transporter
     Actual Hazardous Waste Disposal Facility Contractor and Location (City/Municipality, State)
     Actual Disposal Date
     Actual Treatment Method

     The Hazardous Waste Report is intended as a final reconciliation of anticipated versus actual Hazardous Substances purchased, utilized, or generated in the performance of this award.

4.16 PROPERTY REPORTS (DEC 1999)

     The NETL Property Handbook entitled "Management of Government Property in the Possession of Contractors," contains forms, instructions, and suggested formats for submission of property reports. This handbook can be found at http://www.netl.doe.gov/business/index.html.

4.17 REPORT OF TERMINATION OR COMPLETION INVENTORY (NETL F 580.1-9 AND SF-120) (SEPT 2000)

     This report submitted on the NETL F 580.1-9 is due immediately upon completion or termination of the award. The SF-120 is also required if there is Government-furnished property involved. The Recipient is required to perform and cause each subcontractor to perform a physical inventory, adequate for disposal purposes, of all Government property applicable to the award.

4.18 HOT LINE REPORT (MAR 2002)

     The "Hot Line Report" may be used to report a major break through in research, development, or o design; an event causing a significant schedule slippage or cost growth; an environmental, safety and health violation; achievement of or failure to achieve an important technical objective; or any requirement for quickly documented direction or redirection. The report shall be submitted by the most rapid means available, usually electronic, and should confirm telephone conversations with DOE representatives. Identification as a "Hot Line Report" Serves notice at each link in the delivery chain that expedition in handling is required. Unless otherwise agreed by the parties involved, DOE is expected to take action and respond in a similarly timely manner. The report should include:

     1.   Recipient's name and address;
     2.   Award title and number;
     3.   Date;
     4.   Brief statement of problem or event;
     5.   Anticipated impacts; and
     6.   Corrective action taken or recommended.

     Hot line reports shall document the incidents listed below:

     1. Any single fatality or injuries requiring hospitalization of fIve or more individuals is to be immediately reported.

     2. Any significant environmental permit violation is to be reported as soon as possible, but within 24 hours of the discovery of the incident.

     3. Other incidents that have the potential for high visibility in the media are to be reported as quickly as possible, but within 24 hours following discovery.

     4. Any failure resulting in damage to Government-owned equipment in excess of $50,000 is to be reported as quickly as possible, but within 24 hours of the discovery of the failure.

     5. Any unplanned event which is anticipated to cause a schedule slippage or cost increase significant to the project is to be reported within 24 hours.

     6. Any verbal or written Notice of Violation of any Environmental, Safety, and Health statutes arising from the performance of this award is to be immediately reported.

     7. Any accidental spill or release which is in violation of any Environmental, Safety, and Health statutes arising from the performance of this award is to be immediately reported, but within 24 hours of the discovery of the accident.

     8. Any incident which causes a significant process or hazard control system failure, or is indicative of one which may lead to any of the above defined incidents, is to be reported as soon as possible, but within 5 days of discovery.

     The requirement to submit Hot Line Reports for the incidents identified in 1, 2, 3, 6, or 7 is for the sole purpose of enabling DOE officials to respond to questions relating to such events from the media and other public.

     When an incident is reported in accordance with4, 5, 6, 7, or 8, the Recipient shall conduct an investigation of its cause and make an assessment of the adequacy of resultant action, A written report is required no later than ten (10) calendar days following the incident and shall include an analysis of the pertinent facts regarding the cause and a schedule of the remedial events and lime periods necessary to correct the action.

     When an event results in the need to issue a written or verbal statement to the local media, the statement is to be cleared first; if possible, and coordinated with NETL's Office of P4iblic Affairs, the Contracting Officer Representative (COR) and the Contracting Officer.

4.19 JOURNAL ARTICLES. CONFERENCE PAPERS AND PROCEEDINGS GENERATED BY A SMALL BUSINESS OR NONPROFIT ORGANIZATION FOR DOE REVIEW (SEPT 2000)

     The Recipient shall submit to DOE for review and approval all documents generated by the Recipient, or any subcontractor, which communicate the results of scientific or technical work supported by DOE under this award, whether or not specifically identified in the award, prior to submission for publication, announcement, or presentation. Such documents include journal articles, conference papers and proceedings, etc. Each such document shall be accompanied by a properly completed NETL Form 510.1-5, "Request for Patent Clearance for Release of Contracted Research Documents."

     The Recipient shall submit a draft version of the document to the COR prior to the publication, presentation, or announcement. The COR shall review the draft version of the document and notify the Recipient of approval or recommended changes. The final version, along with a completed NETL Form 510.1-5, shall be submitted to the NETL AAD Document Control Coordinator.

     The following information shall be provided for conference papers and proceedings, etc.

         --Name of conference
         --Location of conference (city, state, and country)
         --Date of conference (month/day/year)
         --Conference sponsor

4.20 ATTACHMENT C-- BUDGET PAGE (S)

4.21 RECIPIENT ACQUIRED PROPERTY

All Mercury analyzer components and ACI system components installed at all 4 host sites, as follows:

Holcomb Plant:
        Hg Analyzer components           $147,030
        ACI System                       $346,831
        Norit Sorbent costs              $180,339

Nanticoke Plant:
        Hg Analyzer components           $ 96,515
        ACI System                       $358,922
        Norit Sorbent costs              $206,140

Ameren-Meramec:
        Hg Analyzer Components           $ 95,515
        ACI System                       $358,088
        Norit Sorbent costs              $104,221

AEP-Conesville:
        Hg Analyzer components           $ 96,514
        ACI System                       $341,631
        Norit Sorbent Costs              $298,537


                                                     U.S. DEPARTMENT OF ENERGY

                                              Federal Assistance Budget Information

                                                 OMB Burden Disclosure Statement

Public reporting burden for this collection of information is estimated to average 1.87 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to Office of Information Resources Management, AD-241.2 - GTN, Paperwork Reduction
Project (1910-0400), U.S. Department of Energy, 1000 Independence Avenue, S.W., Washington, DC 20585; and to the Office of
Management and Budget (OMB), Paperwork Reduction Project (1910-0400), Washington, DC 20503.
------------------------------------------------------------------------------------------------------------------------------------
1.  Program/Project Identification No.                                    2.  Program/Project Title
                                                                          Evaluation of Sorbent Injection for Mercury Control
------------------------------------------------------------------------------------------------------------------------------------
3.  Name and Address                                                                    4.  Program/Project Start Date
ADA Environmental Solutions                                                             October 1, 2003
8100 SouthPark Way, Unit B                                                              --------------------------------------------
Littleton, CO 80120                                                                     5.  Completion Date
                                                                                        December 31, 2006
------------------------------------------------------------------------------------------------------------------------------------
                                                    SECTION A - BUDGET SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
Grant Program
  Function              Federal         Estimated Unobligated Funds                             New or Revised Budget
  Activity             Catalog No.    ----------------------------------------------------------------------------------------------
   (a)                   (b)             Federal        Non-Federal                   Federal        Nono-Federal          Total
------------------------------------------------------------------------------------------------------------------------------------
1.                      81-089                                                       6,000,000        2,773,787          8,773,787
------------------------------------------------------------------------------------------------------------------------------------
2.
------------------------------------------------------------------------------------------------------------------------------------
3.
------------------------------------------------------------------------------------------------------------------------------------
4.
------------------------------------------------------------------------------------------------------------------------------------
5.  TOTALS                                  $               $                       $6,000,000       $2,773,787         $8,773,787
------------------------------------------------------------------------------------------------------------------------------------
                                                   SECTION B - BUDGET CATEGORIES
------------------------------------------------------------------------------------------------------------------------------------
                                                  Grant Program, Function or Activity
6.  Object Class Categories                                                                                             Total
                             ----------------------------------------------------------------------------                (5)
                                (1)             (2)             (3)             (4)
------------------------------------------------------------------------------------------------------------------------------------
a.  Personnel                   $595,625        $               $               $                                       $595,625
------------------------------------------------------------------------------------------------------------------------------------
b.  Fringe Benefts              included in                                                                             included in
                                    j below                                                                                 j below
------------------------------------------------------------------------------------------------------------------------------------
c.  Travel                       235,353                                                                                 235,353
------------------------------------------------------------------------------------------------------------------------------------
d.  Equipment                          0                                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
e.  Supplies                   2,634,983                                                                               2,634,983
------------------------------------------------------------------------------------------------------------------------------------
f.  Contractual                1,108,626                                                                               1,108,626
------------------------------------------------------------------------------------------------------------------------------------
g.  Construction                       0                                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
h.  Other                        751,210                                                                                 751,210
------------------------------------------------------------------------------------------------------------------------------------
i.  Total Direct Charges       5,325,797                                                                               5,325,797
------------------------------------------------------------------------------------------------------------------------------------
j.  Indirect Charges           3,447,990                                                                               3,447,990
------------------------------------------------------------------------------------------------------------------------------------
k.  TOTALS                    $8,773,787        $               $               $                                     $8,773,787
------------------------------------------------------------------------------------------------------------------------------------
7.  Program Income                    $0        $               $               $                                             $0
------------------------------------------------------------------------------------------------------------------------------------
